Exhibit 99.1

Support.com Announces Elizabeth Cholawsky as New President and CEO
Transformational leader with success in high-growth SaaS businesses

Redwood City, CA – May 19, 2014 – Support.com, Inc. (NASDAQ: SPRT), a leading provider of cloud  software and services for technology support, today announced that its Board of Directors has appointed Elizabeth Cholawsky as President and Chief Executive Officer. Cholawsky comes to Support.com from Citrix Systems, Inc. (Nasdaq: CTXS) where she most recently served as General Manager and Vice President of the IT Support and Access lines of business.

“Elizabeth has the vision, the experience, and the passion to take Support.com to its next stage of growth,” commented Jim Stephens, Chairman of the Board of Directors of Support.com. “She is a customer-centric leader who has transformed markets, driven technology innovation, and is exactly who Support.com needs as we start our next exciting chapter.”

Cholawsky has over 20 years of experience as an executive in technology industries, and she is an award-winning product thought leader who has grown businesses through organic innovation and acquisitions. Cholawsky’s deep expertise in cloud products and support markets coupled with her years of experience leading client services organizations are tremendous assets as she joins Support.com as President and CEO. At Citrix, Cholawsky held executive positions in the Citrix SaaS division, with leadership roles spanning product management, general management, global client services and the contact center. In her time at Citrix SaaS, Cholawsky revitalized product development and client services, grew customer satisfaction and retention to their highest levels, and expanded GoToAssist® to the IT support market, all while continuing the product’s uninterrupted streak of being #1 in its market (IDC) for five consecutive years.

“I am honored to be chosen to lead Support.com as President and CEO. Support.com has a strong customer base, a terrific portfolio of technology and great teams in both its software and services groups,” Cholawsky said. “We now have the opportunity to combine these assets and meet the new demands of the changing support marketplace. I look forward to working with our customers and employees to build a bright and successful future.” Cholawsky stated.

Before her leadership roles at Citrix, Cholawsky served in senior marketing and product strategy roles at Move, Inc. (NASDAQ: MOVE) and ValueClick, Inc. (NASDAQ: CNVR). Cholawsky has been frequently recognized for her business leadership, including receipt of prestigious Stevie Awards in 2010, 2012 and 2013. Cholawsky has a Ph.D. in Political Science from the University of Minnesota, and a B.A. (Phi Beta Kappa, cum laude) from Franklin & Marshall College. Cholawsky will be relocating to the San Francisco Bay Area from her current home in Santa Barbara, California, where she is an avid triathlete and a volunteer with Exceeding Expectations, a non-profit that encourages at-risk children to move their lives in a positive direction using the sport of triathlon as the vehicle.

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About Support.com
Support.com, Inc. (NASDAQ: SPRT) is a leading provider of cloud-based software and services that enable technology support for a connected world. Our premium technology support programs help leading brands create new revenue streams and deepen customer relationships. Our cloud-based Nexus® Service Platform enables companies to resolve connected technology issues quickly, boost their support productivity, and dramatically improve their customer experience. Support.com is the choice of leading communications providers including 3 of the top 5 cable companies in North America, top retailers, and other leading brands in software and connected technology. For more information, please visit us at: www.support.com.

Copyright © 2014 Support.com, Inc.  All rights reserved. Support.com and Nexus are trademarks or registered trademarks of Support.com, Inc. in the U.S. and other countries.  GoToAssist is a trademark or registered trademark of Citrix Online, LLC in the U.S. and in other countries. All other trademarks and trade names are the property of their respective owners.

Safe Harbor Statement
This release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance; the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially including, among others, our ability to successfully develop support products beyond those for personal computers and home networks, our ability retain and grow existing programs, our ability to expand our customer base, our ability to market and sell our Nexus service platform on a SaaS basis, our ability to successfully develop new products and services, our ability to maintain and grow revenue from new programs, our ability to manage our workforce effectively, our ability to retain key personnel, and our ability to control expenses and achieve desired margins. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements.

Contact Information

Media Contact:
Mary Ellen Ynes
GMK Communications
(650) 759-8836
maryellen@gmkcommunications.com

Investor Contact:
Carolyn Bass and Jacob Moelter
Market Street Partners
(415) 445-3235
sprt@marketstreetpartners.com